Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-166073 on Amendment No, 2 to Form S-1 of Southwest Iowa Renewable Energy, LLC of our report dated November 23, 2011 relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa

October 19, 2011